                                                              EXHIBIT   99.1

Crown Media Holdings Announces Operating Results
for Second Quarter of 2010

STUDIO CITY, CA – August 12, 2010 - Crown Media Holdings, Inc. (NASDAQ:CRWN) today reported its operating results for the three and six months ended June 30, 2010.

Operating Highlights

•
Introduction of Original Lifestyle Programming.  Hallmark Channel will introduce a new daytime programming block on September 13th including the exclusive premiere of season six of The Martha Stewart Show followed by original programming developed around the lifestyle genre.

•
Continued development of Hallmark Movie Channel.   Hallmark Movie Channel subscribers increased to 35.8 million at the end of the second quarter, adding more than 17 million subscribers in the previous twelve months and earning the distinction as the fastest-growing cable network among all 92 Nielsen-measured cable channels.  As an important step to unlocking the future revenue potential of this network, Hallmark Movie Channel became a rated channel during the second quarter.

•
Strong results for upfront ad sales season.   Based on the strength of the Martha Stewart Brand, the introduction of an original lifestyle programming block, and the strong slate of original holiday movies, Hallmark Channel delivered its best results for the recent upfront ad sales season.

“We are very excited about the introduction of our new original lifestyle programming on Hallmark Channel, and the unprecedented move of an original series from broadcast network to cable,” noted Bill Abbott, President and CEO of Crown Media.  “This is an ideal partnership in terms of brand, audience and content, and we are looking forward to seeing our vision become a reality on September 13th.   Early indications from advertisers and distributors confirm our expectations of the combined value and appeal of our new daytime format.

“Our results for Hallmark Movie Channel also support our strategy of differentiating our channels.  Distribution gains continue at a robust pace, and the new ratings we are receiving indicate a steadily growing audience for the channel.  This is already translating into revenues with solid advertising gains.”

Financial Results

Historical financial information is provided in tables at the end of this release.

Operating Results

Crown Media reported revenue of $65.7 million for the second quarter of 2010, a 4% decrease from $68.2 million for the second quarter of 2009. Subscriber fee revenue remained constant period over period. Advertising revenue decreased 4% to $49.8 million during the quarter, from $51.9 million in the second quarter of 2009. The decrease in advertising revenue during the second quarter of 2010 is primarily due to decreased ratings.

Crown Media reported revenue of $134.1 million for the six months ended June 30, 2010, a 4% decrease from $139.1 million for the six months ended June 30, 2009. Subscriber fee revenue increased 5% to $32.9 million, from $31.2 million in the prior year’s period. Subscriber revenue increased in 2010 primarily due to contractual rate increases and increases in Hallmark Channel and Hallmark Movie Channel subscribers. Advertising revenue decreased 6% to $101.1 million during the six months ended June 30, 2010, from $107.2 million during the six months ended June 30, 2009.

For the second quarter of 2010, cost of services decreased 8% to $32.9 million from $35.8 million during the same quarter of 2009. Within cost of services, programming expenses decreased 3% quarter over quarter to $30.2 million.  Other cost of services, contract termination and amortization of our capital lease decreased 40% from $4.5 million to $2.7 million for the second quarter of 2010 primarily due to decreases in bad debt, salary, severance, and transponder expenses.

For the six months ended June 30, 2010, cost of services decreased 10% to $64.8 million from $72.0 million during the same period of 2009. Within cost of services, programming expenses decreased 7% period over period to $59.4 million.  Other cost of services, contract termination and amortization of our capital lease decreased 36% from $8.5 million to $5.4 million for the six months ended June 30, 2010.

Marketing expenses of $464,000 for the quarter ended June 30, 2010, decreased from $842,000 for the quarter ended June 30, 2009.

Marketing expenses of $1.4 million for the six months ended June 30, 2010, decreased from $5.6 million for the six months ended June 30, 2009, due to a reduction in major advertising campaigns.

Income tax expense of approximately $2.9 million for both the three and six months ended June 30, 2010 was a result of the recapitalization.  This expense is recorded in accordance with generally accepted accounting principles, but will not result in any cash payments being made to either Hallmark Cards or the Internal Revenue Service.

Adjusted EBITDA was $20.9 million for the second quarter of 2010 compared to $21.3 million for the same period last year. Cash provided by operating activities totaled $21.0 million for the second quarter of 2010 compared to $13.8 million for the same period last year.  The net loss for the quarter ended June 30, 2010, totaled $9.0 million, or $0.08 per share, compared to $5.3 million, or $0.05 per share, in the second quarter of 2009.

Adjusted EBITDA was $45.3 million for the six months ended June 30, 2010 compared to $39.9 million for the same period last year. Cash provided by operating activities totaled $28.8 million for the six months ended June 30, 2010 compared to $13.4 million for the same period last year.  The net loss for the six months ended June 30, 2010, totaled $11.3 million, or $0.11 per share, compared to $12.8 million, or $0.12 per share, for the six months ended June 30, 2009.

Conference Call and Webcast to be Held Thursday, August 12th at 11:00 a.m. ET
Crown Media Holdings’ management will conduct a conference call this morning at 11:00 a.m., Eastern Time to discuss the results of the second quarter of 2010.  Investors and interested parties may listen to the call via a live webcast accessible through the investor relations’ section of the Company’s web site at www.hallmarkchannel.com, or by dialing (888) 419-5570 (Domestic) or (617) 896-9871 (International) and using the pass code number 99031457.  For those listeners accessing the call through the Company’s website, please register and download audio software at the site at least 15 minutes prior to the start time.  The webcast will be archived on the site, while a telephone replay of the call is available for 7 days beginning at 1:00 p.m. Eastern Time, Thursday, August 12th, at 888-286-8010 (Domestic) or 617-801-6888 (International), using pass code number 73341277.

About Crown Media Holdings
Crown Media Holdings, Inc. (NASDAQ:CRWN) owns and operates cable television channels dedicated to high quality, broad appeal, entertainment programming.  The Company currently operates and distributes Hallmark Channel in both high definition (HD) and standard definition (SD) to 90 million subscribers in the U.S.  Hallmark Channel is one of the nation’s leading networks in providing quality family programming with an ambitious slate of original TV movies, general entertainment and home and lifestyle content.  Crown Media also operates a second 24-hour linear channel, Hallmark Movie Channel, available in both HD and SD, which focuses on family-friendly movies with a mix of classic theatrical films, presentations from the acclaimed Hallmark Hall of Fame library, original Hallmark Channel movies and special events.

Forward-looking Statements
Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements.  Such risks and uncertainties include: competition for distribution of channels, viewers, advertisers, and the acquisition of programming; fluctuations in the availability of programming; fluctuations in demand for the programming Crown Media airs on its channels; our ability to address our liquidity needs; our incurrence of losses; our substantial indebtedness affecting our financial condition and results; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors stated in the Company’s most recent 10-K and 10-Q Reports.  Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Use of Adjusted EBITDA

Crown Media evaluates operating performance based on several factors, including Adjusted EBITDA.  Our calculation of Adjusted EBITDA adds back non-cash expenses and other items mentioned below.

Our measure of Adjusted EBITDA differs from the normal definition of EBITDA (earnings before interest, taxes, depreciation and amortization) used by most companies. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, subscriber acquisition fee amortization, and other non-cash expenses. For this purpose, restricted stock unit compensation is treated as a non-cash item, although it may result in cash payments during subsequent periods.  Our credit facility contained a covenant that used this adjusted EBITDA measure. The Company no longer has an EBITDA covenant in its bank credit agreement. See “Selected Fourth Quarter Unaudited Financial Information” below for a reconciliation to GAAP net income. Management views Adjusted EBITDA as a critical measure of our operating performance and monitors this measure closely. We disclose Adjusted EBITDA so that our investors can have some of the same information available to our management to evaluate their investment in our Company.

We also believe that an Adjusted EBITDA provides an indication of the Company's ability to generate cash flows from operating activities since our non-cash expenses are excluded from our calculation of Adjusted EBITDA.  The Adjusted EBITDA calculation allows the Company to assess how much is available to pay debt service and gives a further indication of how much remains to fund discretionary expenditures such as the acquisition of programming or additional subscriber base. However, Adjusted EBITDA should be considered in addition to, not as a substitute for, historical operating income or loss, net loss, cash flow from operations and other measures of financial performance reported in accordance with accounting principles generally accepted in the United States.

Adjusted EBITDA differs significantly from cash flows from operating activities reflected in the consolidated statement of cash flows. Cash flow from operating activities is net of interest and taxes paid and is a more comprehensive determination of periodic income on a cash basis, exclusive of non-cash items of income and expenses such as depreciation and amortization. In contrast, Adjusted EBITDA is derived from accrual basis income and is not reduced for cash invested in working capital. Consequently, Adjusted EBITDA is not affected by the timing of receivable collections or when accrued expenses are paid. We are not aware of any uniform standards for determining EBITDA or our Adjusted EBITDA and believe that our calculation of Adjusted EBITDA is probably calculated differently than presentations of EBITDA by other entities because our calculation was based upon the definition in a bank credit agreement.

Crown Media Holdings, Inc.
Unaudited Consolidated Income Statement Information
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Subscriber fees	$15,872	$15,860	$32,866	$31,155
Advertising	49,682	51,756	100,928	106,881
Advertising by Hallmark Cards	144	165	208	334
Other revenue	11	401	85	764
Total revenue	65,709	68,182	134,087	139,134
Cost of services:
Affiliate programming	410	306	837	599
Non-affiliate programming	29,804	30,995	58,534	62,917
Amortization of capital lease	290	290	579	579
Contract termination	-	-	103	-
Other cost of services	2,423	4,198	4,728	7,921
Total cost of services	32,927	35,789	64,781	72,016
Selling, general and administrative expenses	12,259	10,711	24,287	22,792
Marketing expense	464	842	1,437	5,617
Depreciation and amortization	383	484	766	967
Loss from sale of film assets	155	-	155	-
Income from operations before interest
and income tax expense	19,521	20,356	42,661	37,742
Interest expense	(25,606)	(25,678)	(51,070)	(50,515)
Income from operations before income tax expense	(6,085)	(5,322)	(8,409)	(12,773)
Income tax expense	(2,897)	-	(2,897)	-
Net income (loss)	$(8,982)	$(5,322)	$(11,306)	$(12,773)
Net income (loss) per share - basic and diluted	$(0.08)	$(0.05)	$(0.11)	$(0.12)
Weighted average shares outstanding	110,452	104,788	107,620	104,788

Crown Media Holdings, Inc.
Unaudited Consolidated Balance Sheets
(In thousands, except share and per share data)

	As of June 30,	As of December 31,
	2010	2009

ASSETS

Cash and cash equivalents	$18,192	$10,456
Restricted cash	15,007	-
Accounts receivable, less allowance for doubtful
accounts of $208 and $476, respectively	65,531	68,817
Program license fees	99,268	106,825
Prepaid program license fees	11,437	1,778
Prepaid and other assets	3,925	2,271
Total current assets	213,360	190,147
Program license fees	154,337	178,332
Property and equipment, net	12,701	13,176
Goodwill	314,033	314,033
Prepaid and other assets	1,376	2,373
Total assets	$695,807	$698,061

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Accounts payable and accrued liabilities	$19,836	$19,642
Audience deficiency reserve	29,003	17,872
License fees payable	88,408	99,494
Payables to Hallmark Cards affiliates	1,555	23,745
Credit facility and interest payable	-	1,002
Notes and interest payable to HC Crown	32,225	345,314
Company obligated mandatorily redeemable preferred interest	24,047	22,902
Total current liabilities	195,074	529,971
Accrued liabilities	21,341	24,484
License fees payable	60,772	82,881
Notes payable to HC Crown	404,802	-
Senior unsecured note to HC Crown, including accrued interest	-	758,755
Total liabilities	681,989	1,396,091
Commitments and contingencies
STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.01 par value; 1,000,000 shares
authorized; issued and outstanding shares of 185,000 and 0
as of June 30, 2010, and December 31, 2009, respectively	185,000	0
Class A common stock, $.01 par value; 500,000,000 and
200,000,000 shares authorized; 359,675,936 and
74,117,654 shares issued and outstanding as of
June 30, 2010, and December 31, 2009, respectively	3,597	741
Class B common stock, $.01 par value; 120,000,000 shares
authorized; 0 and 30,670,422 shares issued and outstanding
as of June 30, 2010, and December 31, 2009, respectively	-	307
Paid-in capital	1,992,393	1,456,788
Accumulated equity (deficit)	(2,167,172)	(2,155,866)
Total stockholders' equity (deficit)	13,818	(698,030)
Total liabilities and stockholders' equity (deficit)	$695,807	$698,061

Crown Media Holdings, Inc.
Selected Unaudited Financial Information
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net loss	$(8,982)	$(5,322)	$(11,306)	$(12,773)
Loss on sale of film assets	155	-	155	-
Subscriber acquisition fee amortization expense	526	651	1,052	1,302
Depreciation and amortization	673	774	1,345	1,546
Interest expense	25,606	25,678	51,070	50,515
Income tax expense	2,897	-	2,897	-
Restricted stock unit compensation (benefit)	33	(513)	109	(684)
Adjusted earnings before interest, taxes, depreciation
and amortization	$20,908	$21,268	$45,322	$39,906

Programming and other amortization	30,322	31,226	59,565	63,400
Provision for allowance for doubtful account	6	271	32	893
Changes in operating assets and liabilities:
Change to program license fees	(10,917)	(13,455)	(27,819)	(67,704)
Change in license fees payable	(18,065)	(22,543)	(33,196)	(4,844)
Change to subscriber acquisition fees	-	-	(750)	(750)
Change in subscriber acquisition fees payable	(1,212)	(750)	(462)	(500)
Interest paid	(9,410)	(6,839)	(14,764)	(11,383)
Changes in other operating assets and
liabilities, net of adjustments above	9,385	4,589	860	(5,636)
Net cash provided by operating activities	$21,017	$13,767	$28,788	$13,382

Crown Media Holdings, Inc.
Selected Unaudited Cash Flow Statement Information
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net cash provided by operating activities	$21,017	$13,767	$28,788	$13,382
Net cash used in investing activities	(715)	(344)	(1,112)	(648)
Net cash used in financing activities	(18,725)	(11,905)	(19,940)	(8,644)
Net increase in cash and cash equivalents	1,577	1,518	7,736	4,090
Cash and cash equivalents, beginning of period	16,615	5,286	10,456	2,714
Cash and cash equivalents, end of period	$18,192	$6,804	$18,192	$6,804

For additional information, please contact:

Investors and Press
Mindy Tucker
IR Focus
914.725.8128
mindy@irfocusllc.com

Nancy Carr
Crown Media
818.755.2643
nancycarr@hallmarkchannel.com